UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 15, 2012
Date of Report (Date of Earliest Event Reported)

ITRON, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2111 N. Molter Road, Liberty Lake, WA 99019
(Address of Principal Executive Offices, Zip Code)

(509) 924-9900
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On February 15, 2012, Itron signed an Agreement and Plan of Merger (Merger Agreement) with SmartSynch, Inc. (SmartSynch). SmartSynch is a provider of point-to-point smart grid solutions that utilize cellular networks for communications. SmartSynch and Itron have partnered for more than a decade, delivering integrated solutions to some of Itron's largest smart grid customers. Itron and SmartSynch's technologies are complementary and together provide options to tailor solutions for multiple customer scenarios.

The estimated total purchase price of SmartSynch is approximately $100 million in cash. Completion of this acquisition is expected in the second quarter of 2012.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 15, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ITRON, INC.

	By:	/s/ STEVEN M. HELMBRECHT
Dated: February 15, 2012		Steven M. Helmbrecht
Sr. Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated February 15, 2012.